PRIVATE & CONFIDENTIAL

FAB ISLAMIC الإسلامي

Date: 15th June, 2020

Our Ref.: SE/SAN.0719.2020/UID-29349/2019

To: Brooge Petroleum and Gas Investment Company FZE. (the **Customer**),
P. O. Box 50170,
Fujairah, U.A.E.

Dear Sirs,

AMENDMENT TO FACILITY LETTER

We (the **Bank**) refer to the Facility Offer Letter Ref. SE/CB/55-126/UID-29349/2018 dated 19th April, 2018 and its all subsequent addendums, under which we granted the Customer the facilities (the **Facility Letter**). Capitalised terms used in this amendment letter (this **Amendment to Facility Letter**), Facility Letter, Facility Offer Letter Ref: CAD/039/14 dated 06th April, 2014 (including its subsequent Facility Offer Letter (Addendums), Facility Offer Letter Ref: CAD/013/17 dated 09th April, 2017 (including its all subsequent Facility Offer Letter (Addendums), other Transaction Documents (collectively the **Facility Offer Letter**) duly executed between the Customer and First Abu Dhabi Bank – Islamic Banking Division (formerly referred to as "National Bank of Abu Dhabi, PJSC - Islamic Banking Division" / "Abu Dhabi National Islamic Finance) shall have the meanings given to them in each respectively.

We are pleased to confirm that with effect from the date of the Customer countersignature of this Amendment to Facility Letter, the terms of the Facility Offer Letter shall be amended by the clauses set out below:

1) **Pricing**: The Pricing for "**Contract for Works & Forward Lease – I**" Facility as advised under Schedule "A" of the Facility Offer Letter has been enhanced to **6 Months *EIBOR + 4% per annum [Minimum 5%]** and it will be further enhanced to **6 Months *EIBOR + 4.5% per annum [Minimum 5%]** starting from 1st January, 2021 onwards.
2) **Pricing**: The Pricing for "**Contract for Works & Forward Lease – II**" Facility as advised under Schedule "A" of the Facility Offer Letter has been enhanced to **3 Months *EIBOR + 4% per annum [Minimum 5%]** and it will be further enhanced to **3 Months *EIBOR + 4.5% per annum [Minimum 5%]** starting from 1st January, 2021 onwards.

**EIBOR means the Official Fixing Emirates Interbank Offered Rate, as published by the Central Bank of the U.A.E. on the last working day of each month*

3) **Payment:** The remaining Fixed Rental Payments schedule for "Contract for Works & Forward Lease – I" Facility is agreed to be amended as detailed below:

Rental Payment Date	Fixed Rental Payments (AED)
30-Jun-20	11,000,000.00
31-Jul-20	13,286,589.36
31-Aug-20	500,000.00
30-Sep-20	500,000.00
31-Oct-20	3,742,094.52
30-Nov-20	500,000.00
31-Dec-20	14,210,874.37
31-Jan-21	6,483,953.67
30-Apr-21	6,483,303.80
31-Jul-21	6,483,465.31
31-Oct-21	6,483,218.55
31-Jan-22	6,482,967.90
30-Apr-22	6,482,335.14
31-Jul-22	6,482,448.73
31-Oct-22	6,482,185.95
31-Jan-23	6,481,919.02

بنك أبوظبي الأول ش.م.ع. • بناية بنك أبوظبي الأول ، مجمع خليفة للأعمال، 1 – منطقة القرم، ص.ب 6316 أبوظبي ، الإمارات العربية المتحدة • هاتف : 6600 410 2 971+ • فاكس : 9435 667 2 971+
First Abu Dhabi Bank PJSC • FAB Building, Khalifa Business Park 1, Al Qurm District, PO Box 6316, Abu Dhabi, United Arab Emirates • Tel: +971 2 410 6600 • Fax: +971 2 667 9435

FAB ISLAMIC الإسلامي

Rental Payment Date	Fixed Rental Payments (AED)
30-Apr-23	6,481,304.48
31-Jul-23	6,481,367.08
31-Oct-23	6,481,087.25
31-Jan-24	6,480,803.01
30-Apr-24	6,480,309.99
31-Jul-24	6,480,217.81
31-Oct-24	6,479,919.86
31-Jan-25	6,479,617.22
30-Apr-25	6,479,042.65
31-Jul-25	6,478,993.36
31-Oct-25	6,478,676.12
31-Jan-26	6,478,353.88
30-Apr-26	6,477,801.24
31-Jul-26	6,477,690.54
31-Oct-26	6,477,352.77
31-Jan-27	6,477,009.67
30-Apr-27	6,476,480.37
31-Jul-27	6,476,304.33
31-Oct-27	6,475,944.70
31-Jan-28	6,475,579.42
30-Apr-28	6,475,119.42
31-Jul-28	6,474,830.08
31-Oct-28	6,474,447.23
31-Jan-29	6,474,058.34
30-Apr-29	6,473,580.28
31-Jul-29	6,473,260.78
31-Oct-29	6,472,853.19
31-Jan-30	6,472,439.18
30-Apr-30	6,471,989.23
30-Jul-30	6,469,012.50

4) **Payment:** The remaining Fixed Rental Payments schedule for "Contract for Works & Forward Lease – II" Facility is agreed to be amended as detailed below:

Rental Payment Date	Fixed Rental Payments (AED)
31-Aug-20	500,000.00
30-Sep-20	500,000.00
31-Oct-20	1,490,000.00
30-Nov-20	500,000.00
31-Dec-20	2,950,000.00
31-Jan-21	1,980,000.00
30-Apr-21	1,980,000.00
31-Jul-21	1,980,000.00
31-Oct-21	1,980,000.00
31-Jan-22	1,980,000.00

بنك أبوظبي الأول ش.م.ع. • بناية بنك أبوظبي الأول ، مجمع خليفة للأعمال، 1 – منطقة القرم، ص.ب 6316 أبوظبي ، الإمارات العربية المتحدة • هاتف: 6600 410 2 971+ • فاكس: 9435 667 2 971+
First Abu Dhabi Bank PJSC • FAB Building, Khalifa Business Park, 1 - Al Qurm District, P.O. Box 6316, Abu Dhabi, United Arab Emirates • Tel: +971 2 410 6600 • Fax: +971 2 667 9435

Rental Payment Date	Fixed Rental Payments (AED)
30-Apr-22	1,980,000.00
31-Jul-22	1,980,000.00
31-Oct-22	1,980,000.00
31-Jan-23	1,980,000.00
30-Apr-23	1,980,000.00
31-Jul-23	1,980,000.00

5) Reference to Conditions (5) and (6) of the Facility Offer Letter Reference No. CAD/039/14 dated 06th April, 2014, the DSCR account is to be fully funded by 31st December, 2020. The DSCR covenant testing shall commence from 31st December, 2020 and to be conducted on each subsequent due Rental Payment Date.
6) Debt Service Reserve Account (DSRA) containing at least 1 quarter of debt service to be maintained with the Bank by 31st October, 2020 and at all times after that during the tenor of the Facility, or until all liabilities are fully settled with the Bank, to be supported by Account Pledge agreement.
7) **Fee**: Transaction service fee for the Facility processing and structuring of AED 500,000.00 will be debited from the Customer's account. The Customer authorizes the Bank to debit their account with the transaction service fee.

CONDITIONS PRECEDENT:

Each of the following shall be provided to the Bank in the form satisfactory to the Bank prior to implementation of variation of payment terms to the Facility Offer Letter as stated in this Amendment to Facility Letter:

1) Due acceptance of this Addendum Facility Letter.
2) Islamic irrevocable assignment of "Main Terminal Lease and Offtake Agreement" dated 4th April, 2019 executed between the Customer and Al Brooge International Advisory LLC, in favour of First Abu Dhabi Bank PJSC along with General Terms and Conditions of Mortgage (Islamic Finance).
3) Islamic notice of irrevocable assignment of "Main Terminal Lease and Offtake Agreement" dated 4th April, 2019 executed between the Customer and Al Brooge International Advisory LLC, addressed to Al Brooge International Advisory LLC, duly acknowledged / confirmed by them. [*first party*]
4) Islamic notice of irrevocable assignment of "Main Terminal Lease and Offtake Agreement" dated 4th April, 2019 executed between the Customer and Al Brooge International Advisory LLC, addressed to the end user, duly acknowledged / confirmed by them. [*third party*]
5) Account Pledge agreement pertaining to aforementioned Debt Service Reserve Account (DSRA).
6) Letter of undertaking to close all their accounts with other banks and to route all funds through their account maintained with the Bank with immediate effect, duly executed by all the shareholders of the Borrower, along with board/shareholder's resolution/Power-of-Attorney to execute the undertaking and true copies of all their constitutional documents duly legalized/ attested/ authenticated.
7) Execution and perfection of any other agreement including but not limited to Addendum to Master Forward Lease Agreement as stipulated by the Bank from time to time.

Notes to foreign entities:

a) All documents executed outside U.A.E. are to be notarized by Notary Public, legalized by U.A.E. Embassy or Consulate in the Country of Origin and attested by Ministry of Foreign Affairs in U.A.E.

b) Legal opinion from a law firm acceptable to the Bank to be provided in respect of the letter of undertaking.

CONDITIONS SUBSEQUENT:

The following shall be provided to the Bank in the form satisfactory to the Bank within sixty (60) days from the date of this Amendment to Facility Letter

1) First degree mortgage over the property [*storage tanks and constructed facilities*] located on Plot No. 130, Fujairah, UAE in favour of the Bank [*for all projects financed by the Bank*]
2) Assignment of property all-risk insurance policy of the mortgaged properties, in favour of the Bank as first loss payee, from an insurance company acceptable to the Bank. [*for all projects financed by the Bank*]
3) Submission of lease agreement of the above mentioned mortgaged property.
4) Any other document / condition as stipulated by Fujairah Oil Industry Zone – FOIZ for perfection of mortgage in favour of the Bank

The following shall be provided to the Bank in the form satisfactory to the Bank within thirty (30) days from the date of this Amendment to Facility Letter:

1) Independent valuation report of the above mortgaged property from an evaluator acceptable to the Bank

بنك أبوظبي الأول ش.م.ع. • بناية بنك أبوظبي الأول ، مجمع خليفة للأعمال 1 – منطقة القرم، ص.ب 6316 أبوظبي ، الإمارات العربية المتحدة • هاتف: 6600 410 2 971+ • فاكس: 9435 667 2 971+

First Abu Dhabi Bank PJSC • FAB Building, Khalifa Business Park, 1 - Al Qurm District, P.O. Box 6316, Abu Dhabi, United Arab Emirates • Tel: +971 2 410 6600 • Fax: +971 2 667 9435

Date: 15th June, 2020

Our Ref.: SE.SAN.0719.2020/UID-29349/2019

FAB ISLAMIC الإسلامي

SECURITY AND SECURITY DOCUMENTS [*Additional*]:

1) First degree mortgage over the property [*storage tanks and constructed facilities*] located on Plot No. 130, Fujairah, UAE in favour of the Bank [*for all projects financed by the Bank*]
2) Independent valuation report of the above mortgaged property from an evaluator acceptable to the Bank.
3) Assignment of property all-risk insurance policy of the mortgaged properties, in favour of the Bank as first loss payee, from an insurance company acceptable to the Bank. [*for all projects financed by the Bank*]
4) Any other document / condition as stipulated by Fujairah Oil Industry Zone – FOIZ for perfection of mortgage in favour of the Bank.
5) Islamic irrevocable assignment of "Main Terminal Lease and Offtake Agreement" dated 4th April, 2019 executed between the Customer and Al Brooge International Advisory LLC, in favour of First Abu Dhabi Bank PJSC along with Islamic General Terms and Conditions of Mortgage (Islamic Finance).
6) Islamic notice of irrevocable assignment of "Main Terminal Lease and Offtake Agreement" dated 4th April, 2019 executed between the Customer and Al Brooge International Advisory LLC, addressed to Al Brooge International Advisory LLC, duly acknowledged / confirmed by them. [*first party*]
7) Islamic notice of irrevocable assignment of "Main Terminal Lease and Offtake Agreement" dated 4th April, 2019 executed between the Customer and Al Brooge International Advisory LLC, addressed to the end user, duly acknowledged / confirmed by them. [*third party*]
8) Account Pledge agreement pertaining to aforementioned Debt Service Reserve Account (DSRA).
9) Letter of undertaking to close all their accounts with other banks and to route all funds through their account maintained with the Bank with immediate effect, duly executed by all the shareholders of the Borrower, along with board/shareholder's resolution/Power-of-Attorney to execute the undertaking and true copies of all their constitutional documents duly legalized/ attested/ authenticated.

Additional Terms and Conditions:

1) The Borrower hereby, irrevocably & unconditionally undertakes to create first degree mortgage over the property [*storage tanks and constructed facilities*] located on Plot No. 130, Fujairah, UAE in favour of the Bank. [*for all projects financed by the Bank*].

All other terms and conditions of the Facility Offer Letter are unchanged, and the Facility Offer Letter shall, as amended by this Amendment to Facility Letter, remain in full force and effect.

Please sign and return copy of this Amendment to Facility Letter as a token of your acceptance.

Yours faithfully,

Signature: [signature]

Name: CRISTOBAL FIGUEROA

Signature: [signature]

Name: Bassam Malaeb

For and on behalf of
First Abu Dhabi Bank PJSC. (*formerly known as "National Bank of Abu Dhabi – Islamic Banking Division "/ "Abu Dhabi National Islamic Finance"*)

We agree and accept the offer contained in this Amendment to Facility Letter and to be bound by its terms & conditions.

Signature: [signature]

Name: Nicolaas L Paardenkooper

Date: 15/06/2020

Signature:

Name:

Date:

For and on behalf of
Brooge Petroleum and Gas Investment Company FZE.

(Company Stamp)

[Stamp: Brooge Petroleum & Gas Invst. Co. FZE — P.O Box: 50170 Fujairah U.A.E.]

بنك أبوظبي الأول ش.م.ع. • بناية بنك أبوظبي الأول ، مجمع خليفة للأعمال، 1 – منطقة القرم، ص.ب 6316 أبوظبي ، الإمارات العربية المتحدة • هاتف : 6600 410 2 971+ • فاكس: 9435 667 2 971+
First Abu Dhabi Bank PJSC • FAB Building, Khalifa Business Park, 1 - Al Qurm District, P.O. Box 6316, Abu Dhabi, United Arab Emirates • Tel: +971 2 410 6600 • Fax: +971 2 667 9435